UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 20, 2015
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-13687 (Commission File Number)	48-0905805 (I.R.S. Employer Identification Number)

1707 Market Place Blvd Irving, Texas (Address of principal executive offices)	75063 (Zip Code)

(972) 258-8507
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 20, 2015, Temple Weiss resigned his position as Executive Vice President and Chief Financial Officer of CEC Entertainment, Inc. (the “Company”), as well as all positions he held with the Company’s parent, Queso Holdings, Inc., affiliates, and subsidiaries, to pursue other opportunities. Mr. Weiss’s resignation was not due to any disagreements between him and the Company. The Company's Chief Financial Officer serves as the Company's principal financial officer.

On November 20, 2015, the board of directors approved the appointment of Dale R. Black as the Company’s Executive Vice President and Chief Financial Officer, commencing on November 20, 2015. As Chief Financial Officer, Mr. Black will also serve as the Company’s principal financial officer. To assist with Mr. Black’s transition, Mr. Weiss will remain employed by the Company until December 4, 2015.

Mr. Black, 52, has over 30 years of experience as a financial professional, including over 22 years of experience in hospitality related businesses. From January to June 2015, Mr. Black was Executive Vice President and Chief Financial Officer of Great Wolf Resorts, Inc. From September to December 2014, he was an Associate Director with Protiviti, Inc. From November 2007 to July 10, 2014, Mr. Black was Chief Financial Officer at Isle of Capri Casinos, Inc. Before he held that position, Mr. Black was Chief Financial Officer at Trump Entertainment Resorts and Argosy Gaming Company. He began his career at Arthur Andersen LLP. Mr. Black earned a Bachelor of Science degree from Southern Illinois University-Carbondale in 1984, and is a Certified Public Accountant.

The Company and Mr. Black entered into an Employment Agreement dated November 20, 2015, pursuant to which Mr. Black will receive an annual base salary of $400,000 and will be entitled to receive an annual cash bonus targeted at 100% of his base salary based upon his achievement of certain performance objectives. The Employment Agreement also provides that Mr. Black will (a) purchase common stock in Queso Holdings Inc. (“Holdings”) having an aggregate value equal to $350,000 (b) receive options to purchase 0.545% (211,116 shares) of the common stock of Holdings on a fully diluted basis under the Queso Holdings Inc. 2014 Equity Incentive Plan. The options are subject to certain service- and performance-based vesting criteria, and also to accelerated vesting in the event of termination of Mr. Black’s employment within a specified period following a sale of the Company. In addition, Mr. Black will be entitled to certain perquisites, such as group life insurance and such other benefit programs offered generally by the Company to its other senior executives, and severance compensation upon the occurrence of certain events.

The Company issued a press release on November 24, 2015, announcing the Company’s appointment of Mr. Black as its Chief Financial Officer, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated November 24, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: November 24, 2015	By:	/s/ Rodolfo Rodríguez, Jr.
Name: Rodolfo Rodríguez, Jr.
Title: Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated November 24, 2015